Exhibit 99.1

Duluth Holdings Inc. Announces Fourth Quarter and Fiscal 2023 Financial Results

Fourth quarter Net Sales increased 1.6% year-over-year to $245.6 million; diluted EPS of $0.21

Women’s business grew double digits in the fourth quarter across both Duluth and AKHG brands

Strong financial position with $232.2 million of liquidity

MOUNT HOREB, WI - March 7, 2024 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal fourth quarter and fiscal year ended January 28, 2024.

Highlights for the Fourth Quarter Ended January 28, 2024

•	Net sales increase to $245.6 million compared to $241.8 million in the prior-year fourth quarter

•	Strength of the women’s business continued with 12% sales growth

•	Net Income of $7.0 million; diluted EPS of $0.21

•	Adjusted EBITDA[1] increased to $21.1 million compared to $20.6 million in the prior-year

Highlights for the Fiscal Year Ended January 28, 2024

•	Net sales of $646.7 million compared to $653.3 million in the prior year

•	Net Loss of ($9.4) million; diluted EPS of ($0.28)

•	Adjusted EBITDA[1] of $33.4 million; reflects 5.2% of net sales

•	Healthy inventory composition with 90% in current products and a 30% decrease in clearance items

1 See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary
President and CEO Sam Sato commented, “While fiscal 2023 was a challenging year as consumers remained selective in their discretionary spend, our fourth quarter was highlighted by growth in both the Duluth and AKHG brands driven by our women’s business which registered year-over-year growth of 12%. Our Black Friday sales were the strongest in our Company’s history demonstrating the strength of our brands and demand for the innovative and problem-solving products we offer.

During our peak season, within our core categories and AKHG brand, we introduced more newness than ever before, including a new addition to our iconic Fire Hose pant collection, featuring the strongest flex fabric on the market with a lighter weight than our original Fire Hose. We also launched our first ever fitness apparel category, AKHG Fitness, with an assortment of tanks, shorts, hybrid jackets and after-sweat sweats for both women and men. The customer excitement we are seeing showcases our ability to develop, design and deliver innovative and unique first-to-market fabrications and features that set Duluth apart in the marketplace.”

Sato concluded, “We remain steadfast on our commitment to the pillars outlined in the Big Dam Blueprint and I am extremely proud of the tremendous progress we have made on related key strategic initiatives. We went live with our new highly automated fulfillment center and are achieving our ramp-up plan to process up to 60% of all online orders and store replenishment volume through this facility. We also meaningfully advanced our sourcing and product innovation functions and expect benefits from this initiative to materialize in 2024 and continue to build over time. These foundational initiatives represent examples of significant enablers to future proof and scale long-term profitable growth.”

Operating Results for the Fourth Quarter Ended January 28, 2024

Net sales increased 1.6% to $245.6 million, compared to $241.8 million in the same period a year ago. Direct-to-consumer net sales increased by 8.9% to $172.2 million compared to the fourth quarter last year driven by higher conversion rates and greater penetration of mobile. Mobile net sales grew 20.0% during the quarter and now represents our largest sales channel. Retail store net sales decreased by 12.2% to $73.4 million.

Women’s apparel net sales increased 12.4% with double digit growth across both Duluth and AKHG brands, while men’s apparel net sales were flat to the prior year.

Gross profit decreased 4.4% to $118.4 million, or 48.2% of net sales, compared to $123.8 million, or 51.2% of net sales, in the corresponding prior-year period. The decrease in gross profit margin rate was primarily due to a lower mix of full price sales.

Selling, general and administrative expenses decreased 3.8% to $108.8 million, compared to $113.2 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses decreased to 44.3%, compared to 46.8% in the corresponding prior-year period.

The decrease in selling, general and administrative expenses was partially due to lower advertising costs and variable expenses primarily due to efficiencies across the fulfillment center network, partially offset by higher depreciation from strategic investments.

The effective tax rate related to controlling interest was 23% and 25% in the current period and prior comparable period, respectively.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of approximately $32.2 million, net working capital of $78.5 million and no outstanding Duluth Trading bank debt. Fiscal 2023 capital expenditures were $53.2 million, inclusive of $2.7 million of investments in software hosting implementation costs, which are included in Prepaid expenses & other current assets on the Company’s Consolidated Balance Sheets.

Fiscal 2024 Outlook

The Company provided the following fiscal 2024 outlook:

•	Net sales in the range of $640 million to $660 million

•	Adjusted EBITDA[1] in the range of $39 million to $45 million

•	EPS in the range of ($0.22) to ($0.07) per diluted share

•	Capital expenditures, inclusive of software hosting implementation costs, of approximately $25 million

1 See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday, March 7, 2024 at 9:30 am, Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)

•	Conference call replay available through March 14, 2024: 877-344-7529 (domestic) or 412-317-0088 (international)

•	Replay access code: 9707034

•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/sreg/10185439/fb5294b5e7 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear, outdoor apparel and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com/

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), Free Cash Flow and Forecasted Adjusted EBITDA. See attached table “Reconciliation of Net (Loss) Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net (loss) income to EBITDA and EBITDA to Adjusted EBITDA for the three months and fiscal year ended January 28, 2024, versus the three months and fiscal year ended January 29, 2023, “Free Cash Flow” as a liquidity measure for the fiscal years ended January 28, 2024 and January 29, 2023 and “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA” for a forecasted reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the fiscal year ended January 28, 2024.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

Management believes Free Cash Flow is a useful measure of performance as an indication of an organization’s financial strength and provides additional perspective on the ability to efficiently use capital in executing growth strategies. Free Cash Flow is used to facilitate a comparison of operating performance on a consistent basis from period-to-period and the ability to generate cash. Free Cash Flow is defined as net cash provided by operating activities less purchase of property and equipment.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such measurements are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Fiscal 2024 Outlook” are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Duluth Trading’s expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2023 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation and measures to control inflation on our results of operations; the prolonged effects of economic uncertainties on store traffic and disruptions to our distribution network, supply chains and operations; our ability to maintain and enhance a strong brand and sub-brand image; adapting to declines in consumer confidence, inflation and decreases in consumer spending; effectively adapting to new challenges associated with our expansion into new geographic markets; our ability to meet customer delivery time expectations; natural disasters, unusually adverse weather conditions, boycotts, prolonged public health crises, epidemics or pandemics and unanticipated events; generating adequate cash from our existing stores and direct sales to support our growth; the impact of changes in corporate tax regulations and sales tax; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of a maturing store portfolio; our inability to deploy marketing tactics to strengthen brand awareness and attract new customers in a cost effective manner; our ability to successfully open new stores; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold due to global market constraints; the potential for further increases in price and availability of raw materials; our dependence on third-party vendors to provide us with sufficient quantities of merchandise at acceptable prices; the susceptibility of the price and availability of our merchandise to international trade conditions; failure of our vendors and their manufacturing sources to use acceptable labor or other practices; our dependence upon key executive management or our inability to hire or retain the talent required for our business; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; disruptions in our supply chain and fulfillment centers; our inability to protect our trademarks or other intellectual property rights; infringement on the intellectual property of third parties; acts of war, terrorism or civil unrest; the impact of governmental laws and regulations and the outcomes of legal proceedings; changes in U.S. and non-U.S. laws affecting the importation and taxation of goods, including imposition of unilateral tariffs on imported goods; our ability to secure the personal and/or financial information of our customers and comply with the security standards for the credit card industry; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

(Tables Follow)

***

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	January 28, 2024	January 29, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$32,157	$45,548
Receivables	5,955	6,041
Income taxes receivable	617	—
Inventory, net	125,757	154,922
Prepaid expenses & other current assets	16,488	15,154

Total current assets	180,974	221,665
Property and equipment, net	128,755	112,564
Operating lease right-of-use assets	121,430	131,753
Finance lease right-of-use assets, net	44,278	47,206
Available-for-sale security	4,986	5,539
Other assets, net	9,020	8,727
Deferred tax asset	1,010	—

Total assets	$490,453	$527,454

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$51,122	$56,547
Accrued expenses and other current liabilities	30,930	40,815
Income tax payable	—	1,761
Current portion of operating lease liabilities	16,401	15,571
Current portion of finance lease liabilities	3,149	2,842
Current maturities of TRI long-term debt[1]	847	768

Total current liabilities	102,449	118,304
Operating lease liabilities, less current portion	106,413	117,366
Finance lease liabilities, less current portion	34,276	37,425
TRI long-term debt, less current maturities[1]	25,141	25,913
Deferred tax liabilities	—	1,249

Total liabilities	268,279	300,257
Treasury stock	(1,738)	(1,459)
Capital stock	103,579	98,842
Retained earnings	123,816	133,172
Accumulated other comprehensive income	(427)	(148)

Total shareholders’ equity of Duluth Holdings Inc.	225,230	230,407
Noncontrolling interest	(3,056)	(3,210)

Total shareholders’ equity	222,174	227,197

Total liabilities and shareholders’ equity	$490,453	$527,454

1 Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Trading Company is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Fiscal Year Ended
	January 28, 2024	January 29, 2023	January 28, 2024	January 29, 2023
Net sales	$245,613	$241,766	$646,681	$653,307
Cost of goods sold (excluding depreciation and amortization)	127,180	117,923	321,710	309,872

Gross profit	118,433	123,843	324,971	343,435
Selling, general and administrative expenses	108,846	113,160	333,804	337,204

Operating income (loss)	9,587	10,683	(8,833)	6,231
Interest expense	1,123	930	4,156	3,653
Other income, net	619	196	923	376

Income (loss) before income taxes	9,083	9,949	(12,066)	2,954
Income tax expense (benefit)	2,093	2,478	(2,693)	708

Net income (loss)	6,990	7,471	(9,373)	2,246
Less: Net income (loss) attributable to noncontrolling interest	7	24	(17)	(58)

Net income (loss) attributable to controlling interest	$6,983	$7,447	$(9,356)	$2,304

Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	33,007	32,811	32,955	32,772

Net income (loss) per share attributable to controlling interest	$0.21	$0.23	$(0.28)	$0.07

Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	33,007	32,811	32,955	32,991

Net income (loss) per share attributable to controlling interest	$0.21	$0.23	$(0.28)	$0.07

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Fiscal Year Ended
	January 28, 2024	January 29, 2023
Cash flows from operating activities:
Net (loss) income	$(9,373)	$2,246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,159	30,810
Stock-based compensation	4,195	2,711
Deferred income taxes	(2,166)	(1,403)
Loss on disposal of property and equipment	130	1,392
Changes in operating assets and liabilities:
Receivables	86	(586)
Income taxes receivable	(617)	—
Inventory	29,165	(32,250)
Prepaid expense & other assets	(1,675)	5,101
Software hosting implementation costs, net	(216)	(6,121)
Deferred catalog costs	—	10
Trade accounts payable	(5,449)	12,685
Income taxes payable	(1,761)	(5,053)
Accrued expenses and deferred rent obligations	(5,141)	(11,768)
Other	58	(365)
Noncash lease impacts	(722)	1,195

Net cash provided by (used in) operating activities	38,673	(1,396)

Cash flows from investing activities:
Purchases of property and equipment	(49,086)	(27,065)
Principal receipts from available-for-sale security	181	164
Change in other assets	16	28
Changes in the TRI Holdings, LLC consolidation	171	—

Net cash used in investing activities	(48,718)	(26,873)

Cash flows from financing activities:
Proceeds from line of credit	56,000	—
Payments on line of credit	(56,000)	—
Proceeds from delayed draw term loan	—	25,000
Payments on delayed draw term loan	—	(25,000)
Payments on TRI long term debt	(767)	(692)
Payments on finance lease obligations	(2,842)	(2,701)
Shares withheld for tax payments on vested restricted stock	(279)	(457)
Other	542	616

Net cash used in financing activities	(3,346)	(3,234)

Decrease in cash and cash equivalents	(13,391)	(31,503)
Cash and cash equivalents at beginning of period	45,548	77,051

Cash and cash equivalents at end of period	$32,157	$45,548

DULUTH HOLDINGS INC.

Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	January 28, 2024	January 29, 2023	January 28, 2024	January 29, 2023
Net (loss) income	$6,990	$7,471	$(9,373)	$2,246
Depreciation and amortization	8,725	7,864	32,159	30,810
Amortization of internal-use software hosting subscription implementation costs	1,314	1,189	4,961	3,392
Interest expense	1,123	930	4,156	3,653
Income tax expense (benefit)	2,093	2,478	(2,693)	708

EBITDA (non-GAAP)	$20,245	$19,932	$29,210	$40,809
Stock based compensation	890	711	4,195	2,711

Adjusted EBITDA (non-GAAP)	$21,135	$20,643	$33,405	$43,520

DULUTH HOLDINGS INC.

Free Cash Flow

(Unaudited)

(Amounts in thousands)

	Fiscal Year Ended
	January 28, 2024	January 29, 2023
(in thousands)
Net cash provided by (used in) operating activities	$38,673	$(1,396)
Purchases of property and equipment	(49,086)	(27,065)

Free Cash Flow (non-GAAP)	$(10,413)	$(28,461)

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Loss to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ended January 28, 2024

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net loss	$(7,400)	$(2,300)
Depreciation and amortization	34,000	34,000
Amortization of internal-use software hosting subscription implementation costs	5,000	5,000
Interest expense	5,550	4,800
Income tax expense	(2,400)	(750)

EBITDA (non-GAAP)	$34,750	$40,750
Stock based compensation	4,250	4,250

Adjusted EBITDA (non-GAAP)	$39,000	$45,000